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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                Date of Report (Date of Earliest Event Reported):

                                 September 17, 1998

                            MONRO MUFFLER BRAKE, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-19357



           New York                                      16-0838627
(State of incorporation)                    (I.R.S. Employer Identification No.)



200 Holleder Parkway, Rochester, New York                     14615
(Address of principal executive offices)                    (zip code)

Registrant's telephone number, including area code       (716) 647-6400



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Item 2.  Acquisition or Disposition of Assets.
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On September 17, 1998, the Company announced the completion of its acquisition of 189 Company-owned stores and 14 franchised stores from Bloor Automotive Inc. and Speedy Car-X Inc. (together, the "Sellers") in the United States for an aggregate purchase price of $52.0 million, as adjusted. The complete text of the press release issued by the Company is attached hereto as exhibit 99.1 hereto and incorporated by reference herein in its entirety.

Item 5.  Other Events
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Prior to the completion of the acquisition, on August 31, 1998, the Company along with SMK Speedy International Inc. (formerly Speedy Muffler King Inc.) and the Sellers agreed to amend the definitive purchase agreement, originally executed April 13, 1998, as amended, (the "Agreement"), in order to, among other things, extend the outside termination date from "August 31, 1998," to "September 17, 1998." Amendment No. 2 to the Agreement has been filed as exhibit
10.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.
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         (a)      Financial Statements of business required.

                  The relevant financial statements of the Sellers required by this Item 7(a) shall be filed by the Company on or prior to December 1, 1998.

         (b)      Pro forma financial information.

                  The relevant pro forma financial information with respect to Company and the Sellers required by this Item 7(b) shall be filed by the Company on or prior to December 1, 1998.

         (c)      Exhibits

The following is a list of exhibits filed with this Current Report on Form 8-K indexed to their location in the sequentially numbered copy.

Exhibit No.                Description                                   Page
-----------                -----------                                   ----

99.1                       Press Release dated
                           September 17, 1998                             4

10.1                       Amendment No. 2 to the Asset
                           Purchase Agreement dated
                           August 31, 1998                                6



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                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MONRO MUFFLER BRAKE, INC.
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                                                     (Registrant)




September 23, 1998                          /s/ Catherine D'Amico
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                                            Catherine D'Amico
                                            Sr. Vice President-Finance & CFO






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